Callaway Golf Company Reiterates Full Year Financial Guidance; Announces A 9% Increase In Sales, A 40% Increase In Operating Income, And A 12% Increase In Earnings Per Share For The First Half Of 2014

- 2014 first half sales increased 9% to $584 million, compared to $537 million in 2013; income from operations increased 40% to $72 million, compared to $52 million in 2013; earnings per share increased 12% to $0.66, compared to $0.59 in 2013.

- 2014 second quarter sales decreased 7% to $232 million, compared to $250 million in 2013; income from operations decreased 6% to $10.8 million compared to $11.5 million in 2013; earnings per share decreased 67% to $0.04 compared to $0.12 in 2013.

- Callaway reiterates full year 2014 earnings guidance, estimating net sales of $880 million to $900 million and fully diluted earnings per share of $0.12 to $0.16.

CARLSBAD, Calif., July 24, 2014 /PRNewswire/ -- Callaway Golf Company (NYSE:ELY) today announced its first half and second quarter 2014 financial results, demonstrating its turnaround is well underway and positioning it for a return to profitability for the full year. Despite softer than expected market conditions, Callaway reported for the first half of 2014 a 9% increase in sales driven by growth in all product categories: woods (+8%), irons (+14%), putters (+9%), golf balls (+7%) and accessories and other (+5%). Additionally, income from operations increased 40% to $72 million and fully diluted earnings per share increased 12% to $0.66. These increases were driven by the increased sales and improvements in gross margins of 170 basis points, which more than offset a planned increase of $9 million in operating expenses and a $14 million decrease in other income due to adverse changes in foreign currency contract values. The 2014 results also benefitted from a $9 million decrease in pre-tax charges related to the cost reduction initiatives that were completed in 2013.

For the second quarter, the Company had previously provided guidance that its sales and earnings would show a decrease versus the second quarter of 2013 as a result of a late start to the 2014 golf season, high retail inventory industrywide, and anticipated promotional activity during the second quarter. The Company's second quarter results reflect those market conditions with sales being down 7%, slightly more than the Company's prior guidance of flat to down 5%, and with earnings declining to $0.04 per diluted share compared to $0.12 per diluted share in 2013, which was slightly better than the Company's prior guidance of breakeven to slightly profitable.

These second quarter results were consistent with the Company's prior full year guidance and the Company today has confirmed its full year guidance, estimating full year net sales of $880 to $900 million and diluted earnings per share of $0.12 to $0.16.

GAAP RESULTS

For the second quarter of 2014, the Company reported the following results, as compared to the same period in 2013:

Dollars in millions except per share amounts	Second Quarter 2014	% of Sales	Second Quarter 2013	% of Sales	Improvement/ (Decline)
Net Sales	$232	-	$250	-	($18)
Gross Profit	$91	39%	$96	38%	($5)
Operating Expenses	$80	35%	$84	34%	$4
Operating Income	$11	5%	$12	5%	($1)
Other Income/(Expense)	($6)	(2%)	-	-	($6)
Net Income	$3	2%	$10	4%	($7)
Earnings per share (Diluted)	$0.04	-	$0.12	-	($0.08)

For the first half of 2014, the Company reported the following results, as compared to the same period in 2013:

Dollars in millions except per share amounts	First Half 2014	% of Sales	First Half 2013	% of Sales	Improvement/ (Decline)
Net Sales	$584	-	$537	-	$47
Gross Profit	$256	44%	$226	42%	$30
Operating Expenses	$183	31%	$174	33%	($9)
Operating Income	$72	12%	$52	10%	$20
Other Income/(Expense)	($10)	(2%)	$4	1%	($14)
Net Income	$59	10%	$52	10%	$7
Earnings per share (Diluted)	$0.66	-	$0.59	-	$0.07

"We are pleased with our results for the second quarter in that we were generally able to achieve our financial guidance while continuing to build brand momentum and improving field inventory levels in key markets such as the U.S. and Europe," commented Chip Brewer, President and Chief Executive Officer. "We achieved these results despite more challenging market conditions worldwide than we had anticipated. We are also pleased with our results for the first half of the year. Our continued brand momentum and the strength of our 2014 product line enabled us to grow sales for the first half in each of our product categories despite a decline in industry sales due to a late start to the 2014 golf season, high industrywide retail inventory levels, and an increase in promotional activity. As a result, we gained market share in each of our key markets around the world, positioning us well for the balance of the year.

"Looking forward, we expect market conditions will remain challenging for the second half of the year," continued Mr. Brewer. "However, we believe our brand momentum and product strength will enable us to overcome these market headwinds and achieve the full year financial goals we set at the beginning of the year. We remain pleased with the state of our turnaround and the direction of our business."

Business Outlook for 2014

Given the Company's increased sales, earnings and market share during the first half of 2014, the Company is maintaining its full year guidance despite an anticipated decline in the golf industry in 2014. The full year guidance the Company provided at the beginning of the year is as follows:

Full Year

  Net sales for the full year 2014 are estimated to range from $880 to $900 million, compared to $843 million in 2013. The Company believes this growth rate will exceed the overall market and be driven by brand momentum and market share gains.
  Gross margins are estimated to improve to approximately 41.7%, compared to 37.3% in 2013. This improvement is expected to result from the positive full year impact of the many supply chain initiatives implemented as part of the turnaround strategy as well as an estimated improved mix of full price product sales.
  Operating expenses are estimated to be approximately $345 million, compared to $326 million in 2013. The increase in operating expenses is due to a planned increase in investments in tour and marketing, higher variable sales related expenses, and modest cost of living increases.
  Pre-tax income is estimated to range from $15 to $19 million, with a corresponding tax provision of approximately $6.5 million. Pre-tax income in 2013 was a loss of $13.3 million with a corresponding tax provision of $5.6 million.
  Fully diluted earnings per share is estimated to range from $0.12 to $0.16 per share on a base of 78.0 million shares, compared to a 2013 loss per share of $0.31 on 72.8 million shares.  If the Company is successful in achieving these results, it would be the Company's first net profit since 2008 and would represent a significant milestone in the Company's turnaround.

Conference Call and Webcast

The Company will be holding a conference call at 2:00 p.m. PDT today to discuss the Company's financial results, outlook and business. The call will be broadcast live over the Internet and can be accessed at www.callawaygolf.com. To listen to the call, please go to the website at least 15 minutes before the call to register and for instructions on how to access the broadcast. A replay of the conference call will be available approximately three hours after the call ends, and will remain available through 9:00 p.m. PDT on Thursday, July 31, 2014. The replay may be accessed through the Internet at www.callawaygolf.com.

Non-GAAP Information

The GAAP results contained in this press release and the financial statement schedules attached to this press release have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement the GAAP results, the Company has provided certain non-GAAP financial information as follows:

Constant Currency Basis. The Company provided certain information regarding the Company's net sales or projected net sales on a "constant currency basis." This information estimates the impact of changes in foreign currency rates on the translation of the Company's current or projected future period net sales as compared to the applicable comparable prior period. This impact is derived by taking the current or projected local currency results and translating them into U.S. Dollars based upon the foreign currency exchange rates for the applicable comparable prior period. It does not include any other effect of changes in foreign currency rates on the Company's results or business.

Excluded Items. The Company presented certain of the Company's financial results excluding sales related to the Top-Flite and Ben Hogan brands or the products that were transitioned to a third party model, including apparel and footwear in certain regions.

Adjusted EBITDA. The Company provided information about its results, excluding interest, taxes, depreciation and amortization expenses, and impairment charges ("Adjusted EBITDA").

In addition, because the Company previously reported its 2013 results on a GAAP and Non-GAAP basis, the Company has included in the schedules to this release a reconciliation of such information for 2013. The non-GAAP information presented in this release and related schedules should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. The non-GAAP information may also be inconsistent with the manner in which similar measures are derived or used by other companies. Management uses such non-GAAP information for financial and operational decision-making purposes and as a means to evaluate period over period comparisons and in forecasting the Company's business going forward. Management believes that the presentation of such non-GAAP information, when considered in conjunction with the most directly comparable GAAP information, provides additional useful comparative information for investors in their assessment of the underlying performance of the Company's business without regard to these items. The Company has provided reconciling information in the attached schedules.

Forward-Looking Statements: Statements used in this press release that relate to future plans, events, financial results, performance or prospects, including statements relating to the estimated 2014 full year sales, sales growth, gross margins, operating expenses, pre-tax income, and earnings per share, as well as the Company's recovery and return to profitability, the creation of shareholder value, future market share gains, market conditions, brand momentum, improved financial performance and the level of promotional activity in the marketplace, are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. These statements are based upon current information and expectations. Accurately estimating the forward-looking statements is based upon various risks and unknowns including delays, difficulties, or increased costs in implementing the Company's turnaround strategy; consumer acceptance of and demand for the Company's products; the level of promotional activity in the marketplace; unfavorable weather conditions, future consumer discretionary purchasing activity, which can be significantly adversely affected by unfavorable economic or market conditions; future retailer purchasing activity, which can be significantly negatively affected by adverse industry conditions and overall retail inventory levels; and future changes in foreign currency exchange rates and the degree of effectiveness of the Company's hedging programs. Actual results may differ materially from those estimated or anticipated as a result of these risks and unknowns or other risks and uncertainties, including continued compliance with the terms of the Company's credit facility; delays, difficulties or increased costs in the supply of components needed to manufacture the Company's products or in manufacturing the Company's products; any rule changes or other actions taken by the USGA or other golf association that could have an adverse impact upon demand or supply of the Company's products; a decrease in participation levels in golf; and the effect of terrorist activity, armed conflict, natural disasters or pandemic diseases on the economy generally, on the level of demand for the Company's products or on the Company's ability to manage its supply and delivery logistics in such an environment. For additional information concerning these and other risks and uncertainties that could affect these statements, the golf industry, and the Company's business, see the Company's Annual Report on Form 10-K for the year ended December 31, 2013 as well as other risks and uncertainties detailed from time to time in the Company's reports on Forms 10-K, 10-Q and 8-K subsequently filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Callaway Golf
Through an unwavering commitment to innovation, Callaway Golf Company (NYSE:ELY) creates products designed to make every golfer a better golfer. Callaway Golf Company manufactures and sells golf clubs and golf balls, and sells golf accessories, under the Callaway Golf® and Odyssey® brands worldwide. For more information please visit www.callawaygolf.com.

Contacts:	Brad Holiday
Patrick Burke
(760) 931-1771

Callaway Golf Company
Consolidated Condensed Balance Sheets
(In thousands)
(Unaudited)

	June 30,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$ 28,985	$ 36,793
Accounts receivable, net	196,660	92,203
Inventories	208,796	263,492
Other current assets	26,728	29,115
Total current assets	461,169	421,603

Property, plant and equipment, net	65,839	71,341
Intangible assets, net	118,233	118,113
Other assets	57,083	52,806
Total assets	$ 702,324	$ 663,863

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 101,004	$ 157,120
Accrued employee compensation and benefits	28,956	31,585
Asset-based credit facility	60,206	25,660
Accrued warranty expense	7,396	6,406
Income tax liability	2,713	5,425
Total current liabilities	200,275	226,196

Long-term liabilities	151,086	153,048
Shareholders' equity	350,963	284,619
Total liabilities and shareholders' equity	$ 702,324	$ 663,863

Callaway Golf Company
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Quarter Ended
	June 30,
	2014	2013

Net sales	$ 231,893	$ 249,646
Cost of sales	141,087	153,994
Gross profit	90,806	95,652
Operating expenses:
Selling	60,604	61,672
General and administrative	12,545	15,169
Research and development	6,846	7,333
Total operating expenses	79,995	84,174
Income from operations	10,811	11,478
Other (expense) income, net	(5,569)	28
Income before income taxes	5,242	11,506
Income tax provision	1,873	1,435
Net income	3,369	10,071
Dividends on convertible preferred stock	-	783
Net income allocable to common shareholders	$ 3,369	$ 9,288

Earnings per common share:
Basic	$0.04	$0.13
Diluted	$0.04	$0.12
Weighted-average common shares outstanding:
Basic	77,633	71,111
Diluted	78,560	86,349

	Six Months Ended
	June 30,
	2014	2013

Net sales	$ 583,767	$ 537,402
Cost of sales	328,064	311,314
Gross profit	255,703	226,088
Operating expenses:
Selling	137,915	129,980
General and administrative	30,541	29,756
Research and development	14,759	14,746
Total operating expenses	183,215	174,482
Income from operations	72,488	51,606
Other (expense) income, net	(10,460)	4,029
Income before income taxes	62,028	55,635
Income tax provision	3,347	3,904
Net income	58,681	51,731
Dividends on convertible preferred stock	-	1,566
Net income allocable to common shareholders	$ 58,681	$ 50,165

Earnings per common share:
Basic	$0.76	$0.71
Diluted	$0.66	$0.59
Weighted-average common shares outstanding:
Basic	77,502	71,086
Diluted	93,367	92,235

Callaway Golf Company
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2014	2013
Cash flows from operating activities:
Net income	$ 58,681	$ 51,731
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	11,157	13,428
Deferred taxes, net	172	200
Non-cash share-based compensation	2,539	1,670
(Gain) loss on disposal of long-lived assets	(644)	2,644
Discount amortization on convertible notes	365	344
Changes in assets and liabilities	(103,605)	(137,057)
Net cash used in operating activities	(31,335)	(67,040)

Cash flows from investing activities:
Capital expenditures	(6,238)	(6,004)
Proceeds from sale of property, plant and equipment	177	3,935
Investment in golf-related ventures	(4,522)	(1,480)
Net cash used in investing activities	(10,583)	(3,549)

Cash flows from financing activities:
Proceeds from credit facilities, net	34,536	38,500
Exercise of stock options	2,005	-
Credit facility amendment costs	(584)	-
Equity issuance costs	(10)	-
Dividends paid	(1,551)	(2,989)
Net cash provided by financing activities	34,396	35,511

Effect of exchange rate changes on cash	(286)	13,034
Net decrease in cash and cash equivalents	(7,808)	(22,044)
Cash and cash equivalents at beginning of period	36,793	52,003
Cash and cash equivalents at end of period	$ 28,985	$ 29,959

Callaway Golf Company
Consolidated Net Sales and Operating Segment Information and Non-GAAP Reconciliation
(In thousands)
(Unaudited)

	Net Sales by Product Category				Net Sales by Product Category
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth
	2014	2013 (1)	Dollars	Percent	2014	2013 (1)	Dollars	Percent
Net sales:
Woods	$ 52,363	$ 71,638	$ (19,275)	-27%	$ 182,202	$ 168,153	$ 14,049	8%
Irons	52,471	54,508	(2,037)	-4%	125,799	110,510	15,289	14%
Putters	26,731	22,255	4,476	20%	58,592	53,772	4,820	9%
Accessories and other	61,594	58,456	3,138	5%	125,730	119,792	5,938	5%
Golf balls	38,734	42,789	(4,055)	-9%	91,444	85,175	6,269	7%
	$ 231,893	$ 249,646	$ (17,753)	-7%	$ 583,767	$ 537,402	$ 46,365	9%

(1) The prior year amounts have been restated to reflect the company's current year allocation methodology related to freight revenue and costs, certain discounts and other reserves not specific to a product type.

	Net Sales by Region						Net Sales by Region
						Constant Currency						Constant Currency
						Excluding Businesses						Excluding Businesses
	Quarter Ended				Constant Currency	Sold or Transitioned	Six Months Ended				Constant Currency	Sold or Transitioned
	June 30,		Growth (Decline)		Growth vs. 2013(1)	Growth vs. 2013 (2)	June 30,		Growth		Growth vs. 2013(1)	Growth vs. 2013 (2)
	2014	2013	Dollars	Percent	Percent	Percent	2014	2013	Dollars	Percent	Percent	Percent
Net sales:
United States	$ 112,527	$ 124,368	$ (11,841)	-10%	-10%	-9%	$ 297,218	$ 284,147	$ 13,071	5%	5%	5%
Europe	39,309	40,152	(843)	-2%	-11%	-6%	90,482	78,448	12,034	15%	7%	12%
Japan	32,517	36,718	(4,201)	-11%	-8%	-8%	92,518	80,844	11,674	14%	24%	24%
Rest of Asia	25,120	22,863	2,257	10%	6%	7%	52,116	42,963	9,153	21%	19%	20%
Other foreign countries	22,420	25,545	(3,125)	-12%	-7%	-7%	51,433	51,000	433	1%	9%	10%
	$ 231,893	$ 249,646	$ (17,753)	-7%	-8%	-7%	$ 583,767	$ 537,402	$ 46,365	9%	10%	11%

(1) Calculated by applying 2013 exchange rates to 2014 reported sales in regions outside the U.S.
(2) Calculated by applying 2013 exchange rates to 2014 reported sales in regions outside the U.S. and excludes sales related to businesses sold or licensed.

	Operating Segment Information				Operating Segment Information
	Quarter Ended				Six Months Ended
	June 30,		Growth/(Decline)		June 30,		Growth (Decline)
	2014	2013 (1)	Dollars	Percent	2014	2013 (1)	Dollars	Percent
Net sales:
Golf clubs	$ 193,159	$ 206,857	$ (13,698)	-7%	$ 492,323	$ 452,226	$ 40,097	9%
Golf balls	38,734	42,789	(4,055)	-9%	91,444	85,176	6,268	7%
	$ 231,893	$ 249,646	$ (17,753)	-7%	$ 583,767	$ 537,402	$ 46,365	9%

Income before income taxes:
Golf clubs (2)	$ 11,280	$ 24,272	$ (12,992)	-54%	$ 74,017	$ 69,030	$ 4,987	7%	`
Golf balls (2)	5,223	(2,731)	7,954	291%	16,952	2,687	14,265	531%
Reconciling items (3)	(11,261)	(10,035)	(1,226)	12%	(28,941)	(16,082)	(12,859)	80%
	$ 5,242	$ 11,506	$ (6,264)	-54%	$ 62,028	$ 55,635	$ 6,393	11%

(1) The prior year amounts have been reclassed to reflect the company's current year allocation methodology related to freight revenue and costs, certain discounts and other reserves not specific to a product type.

(2) In connection with the 2012 Cost Reduction Initiatives,  the Company's golf clubs and golf balls segments recognized pre-tax charges of $0.6 million and $4.1 million, respectively during the three months ended June 30, 2013, and $3.3 million and $4.2 million, respectively, during the six months ended June 30, 2013.  There were no costs associated with the 2012 Cost Reduction Initiatives recorded in the three and six months ended June 30, 2014.

(3) Represents corporate general and administrative expenses and other income (expense) not utilized by management in determining segment profitability.

Callaway Golf Company
Supplemental Financial Information - Non-GAAP Information and Reconciliation
(In thousands, except per share data)
(Unaudited)

Non-GAAP Reconciliation to GAAP Reported Results:
		Quarter Ended June 30,
		2013

		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment(2)	Total as Reported
Net sales		$ 249,646	$ -	$ -	$ 249,646
Gross profit		99,739	(4,087)	-	95,652
% of sales		40%	-2%	n/a	38%
Operating expenses		83,263	911	-	84,174
Income from operations		16,476	(4,998)	-	11,478
Other income, net		28	-	-	28
Income before income taxes		16,504	(4,998)	-	11,506
Income tax provision (benefit)		6,354	(1,924)	(2,995)	1,435
Net income		10,150	(3,074)	2,995	10,071
Dividends on convertible preferred stock		783	-	-	783
Net income allocable to common shareholders		$ 9,367	$ (3,074)	$ 2,995	$ 9,288

Diluted earnings per share:		$ 0.12	$ (0.04)	$ 0.04	$ 0.12
Weighted-average shares outstanding:		86,349	86,349	86,349	86,349

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2) Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3) Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, workforce reductions and costs related to transitioning to a third party model for the U.S. apparel, footwear and worldwide uPro GPS businesses.

		Six Months Ended June 30,
		2013
		Non-GAAP Callaway Golf (1)	Cost Reduction Initiatives(1) (3)	Non-Cash Tax Adjustment (2)	Total as Reported
Net sales		$ 537,402	$ -	$ -	$ 537,402
Gross profit		232,457	(6,369)	-	226,088
% of sales		43%	-1%	n/a	42%
Operating expenses		172,344	2,138	-	174,482
Income from operations		60,113	(8,507)	-	51,606
Other income, net		4,029	-	-	4,029
Income before income taxes		64,142	(8,507)	-	55,635
Income tax provision (benefit)		24,695	(3,275)	(17,516)	3,904
Net income		39,447	(5,232)	17,516	51,731
Dividends on convertible preferred stock		1,566	-	-	1,566
Net income allocable to common shareholders		$ 37,881	$ (5,232)	$ 17,516	$ 50,165

Diluted earnings per share:		$ 0.45	$ (0.05)	$ 0.19	$ 0.59
Weighted-average shares outstanding:		92,235	92,235	92,235	92,235

(1) For comparative purposes, the Company applied an annualized statutory tax rate of 38.5% to derive non-GAAP results.
(2) Impact of applying statutory tax rate of 38.5% to non-GAAP results.

(3) Includes costs associated with the reorganization of the Company's golf ball manufacturing supply chain, workforce reductions and costs related to transitioning to a third party model for the U.S. apparel, footwear and worldwide uPro GPS businesses.

	2014 Trailing Twelve Month Adjusted EBITDA					2013 Trailing Twelve Month Adjusted EBITDA
Adjusted EBITDA:	Quarter Ended					Quarter Ended
	September 30,	December 31,	March 31,	June 30,		September 30,	December 31,	March 31,	June 30,
	2013	2013	2014	2014	Total	2012	2012	2013	2013	Total
Net income (loss)	$ (21,153)	$ (49,499)	$ 55,312	$ 3,369	$ (11,971)	$ (86,798)	$ (70,749)	$ 41,660	$ 10,071	$ (105,816)
Interest expense, net	1,975	1,963	2,648	2,612	9,198	1,343	1,919	2,157	2,470	7,889
Income tax provision	1,037	658	1,474	1,873	5,042	750	2,246	2,469	1,435	6,900
Depreciation and amortization expense	6,265	5,850	5,697	5,460	23,272	8,342	7,835	6,956	6,472	29,605
Impairment charges	-	-	-	-	-	17,056	4,877	-	-	21,933
Adjusted EBITDA	$ (11,876)	$ (41,028)	$ 65,131	$ 13,314	$ 25,541	$ (59,307)	$ (53,872)	$ 53,242	$ 20,448	$ (39,489)